EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vision-Sciences, Inc.
Orangeburg, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Numbers 333-72547, 333-48654, 333-148721, and 333-154150) of Vision-Sciences, Inc. of our report dated June 24, 2009, relating to the consolidated financial statements as of March 31, 2009 and for the years ended March 31, 2009 and 2008, which appear in this Form 10-K.

/s/ BDO Seidman, LLP
Valhalla, New York
June 2, 2010